AMENDMENT 1
TO
COMPENSATION AND EMPLOYMENT AGREEMENT

This Amendment to the Compensation and Employment Agreement between Jonathan Doctor and PracticeXpert, Inc. ("Amendment") is entered into as of the 4th day of October, 2004 ("Effective Amendment Date") by and between the undersigned parties, who are designated as EXECUTIVE and EMPLOYER below.

WHEREAS, EMPLOYER and EXECUTIVE entered into a Compensation and Employment Agreement ("Agreement") on the 1st day of December, 2003; and

WHEREAS, EMPLOYER has not issued any of the options granted under the Agreement ("Option Grant 1").

WHEREAS, EMPLOYER has met all other obligations under the Agreement and EXECUTIVE has provided all services called for by the Agreement

WHEREAS, pursuant to Paragraph 3.2 of the Agreement, EMPLOYER and EXECUTIVE desire to amend said Agreement as set forth herein.

WHEREUPON, the parties hereto agree as follows:

1) Paragraph 3.1 shall be amended such that EXECUTIVE'S "Base Salary" shall increase in increments of $15,000 annually for each $5,000,000 in annual revenue rate of the company above $25,000,000.
2) Pursuant to Paragraph 3.4, EXECUTIVE shall receive an annual bonus equal to 5% of pretax profits to be paid in cash or stock at EMPLOYER'S discretion.
3) Paragraph 3.5 shall be amended as follows:
   a. The exercise price on the 500,000 options granted by the Agreement will be adjusted to $.12 per share pursuant to the terms of the Company's 2003 Stock Option Plan and said options shall be issued immediately.
   b. All options granted under the Agreement shall vest as of the Effective Amendment Date and be issued immediately thereafter.
   c. EMPLOYER shall grant an additional 1,500,000 options at $.30 to each executive ("Option Grant 2"). Options granted under Option Grant 2 shall vest over three years with 500,000 vesting as of the Effective Amendment Date and 500,000 vesting on each one year anniversary of the Effective Amendment Date.
4) The company will purchase in the open market, on behalf of each executive, $5,000 of stock per month commencing on the Effective Amendment Date.
5) The company may loan to executives, upon request and if funds are available, up to $500,000 for the purpose of purchasing stock of the company.
6) Paragraph 8.2.2 shall be amended to read, "This employment agreement may be terminated by EXECUTIVE, at EXECUTIVE's discretion, if there is more than 50% change in ownership of the Company, or a substantive change in the control or the management of the Company. In such case, EXECUTIVE may terminate this agreement and EXECUTIVE will be entitled to a lump sum payment from the Company of $1,500,000."

Except as amended herein, said Agreement remains in full force and effect.

EMPLOYER	EXECUTIVE
By ________________	By ________________
Michael Manahan, CFO	Jonathan Doctor, President